EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS THIRD QUARTER 2013 OPERATING RESULTS

Santa Clara, Calif.—October 30, 2013—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the third quarter of 2013.

Results for the three months ended September 30, 2013:

•	Total revenue was $80.4 million, which included revenue from eBioscience of $19.9 million.

•	Product revenue was $74.8 million, as compared to product revenue for the third quarter of 2012 of $72.7 million, an increase of almost 3%.

•	GAAP net loss was $4.2 million, or $0.06 per diluted share, as compared to a net loss of $17.9 million, or $0.25 per diluted share, in the third quarter of 2012.

•
Non-GAAP net income was $3.3 million, or $0.05 per diluted share, as compared to a Non-GAAP net loss of $2.4 million, or $0.03 per diluted share, for the third quarter of 2012. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and Non-GAAP financial measures.

•	Total balance in cash and cash equivalents was $50.6 million at the end of September 30, 2013.

Product revenue for the third quarter of 2013 was $74.8 million and service and other revenue was $5.6 million. This compares to product revenue of $72.7 million and service and other revenue of $6.9 million in the third quarter of 2012. Product revenue for the third quarter of 2013 included Affymetrix core consumable revenue of $52.1 million, instrument revenue of $2.8 million and revenue from eBioscience of $19.9 million. Product revenue for the third quarter of 2012 included Affymetrix core consumable revenue of $50.5 million and instrument revenue of $4.6 million and revenue from eBiosciences of $17.6 million.

Total gross margin was 55%, as compared to 52% in the same period of 2012. Excluding Non-GAAP adjustments such as the amortization of step-up in inventory fair value, total margin was 61% compared to 60% for the third quarter of 2012. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and Non-GAAP financial measures.

For the third quarter of 2013, operating expenses were $45.1 million on a GAAP basis as compared to $52.8 million in 2012. Excluding Non-GAAP adjustments such as the amortization of acquired intangible assets and non-recurring charges, operating expenses were $41.9 million, compared to an adjusted total of $46.0 million in 2012. The decrease in 2013 is primarily driven by lower headcount and variable compensation expenditure following the restructuring announced on January 11, 2013 and due to non-recurring acquisition- and integration-related costs incurred during 2012. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and Non-GAAP financial measures.

"We generated another quarter of strong growth in our Genetic Analysis business and improved results in our Expression and eBiosciences businesses," said Frank Witney, President and CEO. "From a geographic perspective Europe and North America delivered stronger results as compared to last quarter. We are encouraged by the progress we made in the third quarter."

“In the third quarter, stronger revenue and prudent working capital management combined with continued careful control of our operating expenses allowed us to generate approximately $10.5 million in cash flow from operations." stated Gavin Wood, EVP and CFO. "Since June of last year we have reduced our senior-secured debt by nearly 45%."

Recent developments:

•
The Company launched the OncoScan FFPE Assay Kit, which enables a whole-genome copy number assay for highly degraded FFPE solid tumor samples in 48 hours. Despite the growing need of cancer researchers and clinicians, obtaining high-quality, whole-genome copy number data from degraded FFPE-derived tumor DNA has remained extremely challenging due to the limitations of current methods such as FISH, array CGH, and next-generation sequencing technologies. The new OncoScan FFPE Assay Kit, utilizing Affymetrix’s unique Molecular Inversion Probe (MIP) technology, is capable of analyzing small amounts of highly degraded DNA from FFPE samples quickly and affordably, providing a significant step forward in solid tumor cancer analysis.

•	Earlier this month the Company divested its Anatrace product line and used the proceeds, as well as cash-on-hand, to reduce the Company’s outstanding senior-secured debt.

•	In October the Company also refinanced $48 million of its remaining senior secured debt on revised terms including lower interest rate margins.

•	As of October 25th, 2013, the Company’s cash-on-hand exceeded the principal amount of its senior-secured debt.
Affymetrix will host a conference call on Wednesday, October 30, 2013 at 2:00 p.m.  PT to review its operating results for the third quarter of 2013. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com.  In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on October 30, 2013 until 8:00 p.m. PT on November 6, 2013 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 421484.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix

Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 48,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements related to our plans to return to growth and profitability in 2013 and our estimated annualized cost savings as well as other statements regarding Affymetrix's "expectations," "beliefs," "hopes," "intentions," "strategies" or the like.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: Affymetrix's ability to stabilize its business and grow revenue, Affymetrix's ability to timely and successfully integrate and realize the anticipated strategic benefits and costs savings or other synergies of the acquisition of eBioscience in a cost-effective manner while minimizing the disruption to its business; risks that eBioscience's future performance may not be consistent with its historical performance; risks relating to Affymetrix's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness;  risks relating to Affymetrix's ability to successfully develop and commercialize new products, including its ability to successfully develop and commercialize novel molecular solutions based on eBioscience's portfolio of reagents; risks relating to past and future acquisitions, including the ability of Affymetrix to successfully integrate such acquisitions into its existing business; risks of Affymetrix's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; risks relating to Affymetrix's ability to generate cash after interest and principal payments; uncertainties relating to technological approaches; risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals;

competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix's Annual Report on Form 10-K for the year ended December 31, 2012, and other SEC reports. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net loss and net loss per share as well as its total gross margin and operating expenses for the third quarter of 2013 and 2012 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the third quarter of 2013 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	September 30, 2013	December 31, 2012
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$50,151	$25,671
Restricted cash	412	699
Available-for-sale securities—short-term portion	—	9,366
Accounts receivable, net	48,547	53,893
Inventories—short-term portion	62,665	72,691
Deferred tax assets—short-term portion	265	359
Property and equipment, net-held for sale	2,486	—
Prepaid expenses and other current assets	10,124	10,126
Total current assets	174,650	172,805
Property and equipment, net	20,265	28,663
Inventories—long-term portion	6,357	11,772
Goodwill	160,778	159,736
Intangible assets, net	136,013	152,718
Deferred tax assets—long-term portion	385	3,394
Other long-term assets	12,193	15,206
Total assets	$510,641	$544,294
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$40,300	$50,355
Convertible notes—short-term portion	—	3,855
Term loan—short-term portion	12,750	12,713
Deferred revenue—short-term portion	19,540	8,498
Total current liabilities	72,590	75,421
Deferred revenue—long-term portion	3,021	3,450
Convertible notes	105,000	105,000
Term loan—long-term portion	50,963	60,563
Other long-term liabilities	21,515	22,689
Stockholders' equity:
Common stock	719	710
Additional paid-in capital	764,967	759,549
Accumulated other comprehensive income	6,956	6,302
Accumulated deficit	(515,090)	(489,390)
Total stockholders' equity	257,552	277,171
Total liabilities and stockholders' equity	$510,641	$544,294

Note 1:
The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUE:
Product sales	$74,776	$72,685	$220,505	$189,681
Services and other	5,578	6,939	17,258	21,593
Total revenue	80,354	79,624	237,763	211,274
COSTS AND EXPENSES:
Cost of product sales	32,600	33,979	100,621	81,907
Cost of services and other	3,915	3,959	11,128	11,057
Research and development	11,478	16,498	35,686	43,417
Selling, general and administrative	33,646	36,302	102,286	104,752
Restructuring charges	(2)	—	4,484	—
Total costs and expenses	81,637	90,738	254,205	241,133
Loss from operations	(1,283)	(11,114)	(16,442)	(29,859)
Interest income and other, net	68	(3,933)	501	(1,631)
Interest expense	2,652	2,993	8,274	4,191
Loss before income taxes	(3,867)	(18,040)	(24,215)	(35,681)
Income tax provision (benefit)	289	(181)	1,485	(37,254)
Net (loss) income	$(4,156)	$(17,859)	$(25,700)	$1,573

Basic net (loss) income per common share	$(0.06)	$(0.25)	$(0.36)	$0.02
Diluted net (loss) income per common share	$(0.06)	$(0.25)	$(0.36)	$0.02

Shares used in computing basic net (loss) income per common share	71,600	70,403	71,227	70,181
Shares used in computing diluted net (loss) income per common share	71,600	70,403	71,227	70,610

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP net (loss) income - basic and diluted	$(4,156)	$(17,859)	$(25,700)	$1,573
Amortization of inventory fair value adjustment	2,896	4,536	11,980	4,855
Amortization of acquired intangible assets	4,536	5,016	13,691	7,919
Acquisition-related transaction costs	—	326	—	6,093
Acquisition-related integration costs	—	1,541	748	1,541
Share-based compensation charge related to acquisition	—	—	—	8,265
Recovery of notes receivable	—	—	—	(2,215)
Impairment of held-for-sale property	—	4,000	—	4,000
Income tax benefit related to acquisition	—	—	—	(37,462)
Restructuring charges	(2)	—	4,484	—
Non-GAAP net income (loss) - basic and diluted	$3,274	$(2,440)	$5,203	$(5,431)

Non-GAAP basic net income (loss) per common share	$0.05	$(0.03)	$0.07	$(0.08)
Non-GAAP diluted net income (loss) per common share	$0.05	$(0.03)	$0.07	$(0.08)

Shares used in computing Non-GAAP basic net income (loss) per common share	71,600	70,403	71,227	70,181
Shares used in computing Non-GAAP diluted net income (loss) per common share	71,600	70,403	71,227	70,610

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
GAAP total gross margin	$43,839	55%	$41,686	52%	$126,014	53%	$118,310	56%
Amortization of inventory fair value adjustment	2,896	4%	4,536	6%	11,980	5%	4,855	2%
Amortization of acquired intangible assets	1,332	2%	1,613	2%	4,023	2%	2,530	1%
Non-GAAP total gross margin	$48,067	61%	$47,835	60%	$142,017	60%	$125,695	59%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total GAAP operating expenses	$45,122	$52,800	$142,456	$148,169
Amortization of acquired intangible assets	(3,206)	(3,403)	(9,670)	(5,389)
Acquisition-related transaction costs	—	(1,867)	—	(7,634)
Acquisition-related integration costs	—	(1,541)	(748)	(1,541)
Restructuring charges	2	—	(4,484)	—
Total Non-GAAP operating expenses	$41,918	$45,989	$127,554	$133,605